Registration No. 333-_______

As filed with the Securities and Exchange Commission on December 19, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania 17604 (717) 291-2411	R. Scott Smith Chairman and Chief Executive Officer One Penn Square Lancaster, PA 17604 (717) 294-2411
(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Paul G. Mattaini

Kimberly J. Decker

Barley Snyder LLC

126 East King Street

Lancaster, PA 17602-2893

(717) 299-5201

General Counsel

Fulton Financial Corporation

One Penn Square

Lancaster, PA 17602

(717) 294-2411

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Share Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $2.50 par value	10,000,000 shares	$10.25	$102,500,000	$4,028.25

(1) Does not include shares of common stock previously registered on Registration Statement No. 333- 123532 on Form S-3, as amended. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus that forms a part of this registration statement shall also relate to 2,000,000 shares of common stock previously registered for issuance and sale pursuant to registration Statement No. 333-123532. Registration fee in the amount of $5,171.74 was previously paid to the Commission in connection with these previously registered shares.

(2)Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c). Based upon the average of the high and low price, as reported by NASDAQ, as of December 15, 2008.

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PROSPECTUS

FULTON FINANCIAL CORPORATION

One Penn Square

Lancaster, Pa 17602

_____________________________________________

Dividend Reinvestment And Stock Purchase Plan

_____________________________________________

This prospectus describes the Fulton Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the “Plan”), which provides holders of record of Fulton Financial Corporation’s common stock with a simple and convenient method of reinvesting cash dividends and making optional cash payments to acquire common stock of Fulton Financial Corporation (“Fulton Financial”). Fulton Financial’s common stock is listed on the NASDAQ Capital Stock Market under the symbol “FULT”.

Shares of common stock to be issued under the Plan will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares. All purchases will be made at market prices determined in the manner described in the Plan.

This Prospectus relates to an additional 10,000,000 shares of the $2.50 par value common stock of Fulton Financial to be issued under the Plan.

You should retain this Prospectus for future reference.

Investing in our securities involves risks. Before buying any securities, you should carefully read the discussion of material risks involved in investing in our securities under the heading “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The date of this Prospectus is December 18, 2008. You should not assume that the information in this prospectus is still accurate as of any later date.

Table of Contents

Information Concerning Fulton Financial Corporation	3
Risk Factors	4
Description of Plan	4
Purpose	4
Advantages	5
Administration	5
Participation	5
Optional Cash Payment	6
Purchases	7
Reports to Participants	8
Voting Rights	8
Federal Income Tax Information	8
Withdrawal of Shares from Plan Accounts	9
Termination of Participation	10
Certificate of Shares	10
Other Information	11
Use of Proceeds	12
Experts	12
Legal Opinion	12
Where to Find More Information	12
Incorporation of Certain Documents by Reference	13

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INFORMATION CONCERNING FULTON FINANCIAL CORPORATION

Fulton Financial Corporation is a Pennsylvania business corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. As a financial holding company, Fulton Financial engages in general commercial and retail banking and trust business, and also in related financial businesses, through its directly-held bank and nonbank subsidiaries. Fulton Financial’s bank subsidiaries currently operate banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia. As of September 30, 2008, Fulton Financial had consolidated total assets of approximately $16.1 billion.

The principal assets of Fulton Financial are its ten wholly-owned bank subsidiaries:

• Fulton Bank, a Pennsylvania banking company which is not a member of the Federal Reserve System	• Swineford National Bank, a national banking association which is a member of the Federal Reserve System
• Lafayette Ambassador Bank, a Pennsylvania banking company which is a member of the Federal Reserve System	• FNB Bank, National Association, a national banking association which is a member of the Federal Reserve System
• Hagerstown Trust Company, a Maryland trust company which is not a member of the Federal Reserve System	• Delaware National Bank, a national banking association which is a member of the Federal Reserve System
• The Bank, a New Jersey bank which is not a member of the Federal Reserve System	• The Peoples Bank of Elkton, a Maryland bank which is not a member of the Federal Reserve System
• Skylands Community Bank, a New Jersey bank which is not a member of the Federal Reserve System	• The Columbia Bank, a Maryland Bank which is not a member of the Federal Reserve System

In addition, Fulton Financial has the following wholly-owned nonbank direct subsidiaries:

• Fulton Financial Realty Company, which owns or leases certain properties on which certain branch and operational facilities are located	• Fulton Reinsurance Company, Ltd., which reinsures credit life, accident and health insurance that is directly related to extensions of credit by subsidiary banks of Fulton Financial
• Central Pennsylvania Financial Corp., which owns, directly or indirectly, certain limited partnership interests, principally in low and moderate income and elderly housing projects	• FFC Management, Inc., which holds certain investment securities and corporate owned life insurance policies

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• Fulton Financial Advisors, National Association, which offers fiduciary and investment services	• Fulton Insurance Services Group, Inc., which operates an insurance agency selling life insurance and related insurance products
• FFC Penn Square, Inc., which holds trust preferred securities

• PBI Capital Trust, Premier Capital Trust II, Resource Capital Trust II, Resource Capital Trust III Columbia Bancorp Statutory Trust II & III, and SVB Bald Eagle Statutory Trust I, which are issuers of trust preferred securities

• Virginia Financial Services, LLC, which provides management consulting services

As a registered financial holding company, Fulton Financial is subject to regulation under the federal Bank Holding Company Act of 1956, as amended, and the rules adopted by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) thereunder. Under applicable Federal Reserve Board policies, a financial holding company such as Fulton Financial is expected to act as a source of financial strength for each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy. Any capital loans made by a financial holding company to any of its subsidiary banks would be subordinate in right of payment to the claims of depositors and certain other creditors of such subsidiary banks.

The principal executive offices of Fulton Financial are located at One Penn Square, P.0. Box 4887, Lancaster, Pennsylvania 17604, and its telephone number is (717) 291-2411.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the Securities and Exchange Commission and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

DESCRIPTION OF THE PLAN

The following is a question and answer statement of the provisions of the Fulton Financial Corporation Dividend Reinvestment and Stock Purchase Plan.

Purpose

1. What is the purpose of the plan?

The purpose of the plan is to provide shareholders of the $2.50 par value common stock of Fulton Financial Corporation with a convenient and economical method of investing cash

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dividends and optional cash payments in additional shares of Fulton Financial common stock. To the extent that the shares are purchased directly from Fulton Financial under the plan, Fulton Financial will receive additional funds for its general corporate purposes.

Advantages

2. What are the advantages of the Plan?

Participation in the Plan offers a number of advantages:

a. The Plan provides shareholders of Fulton Financial with the opportunity to reinvest their dividends automatically in additional shares of Fulton Financial common stock.

b. Participants’ funds will be fully utilized through the crediting of fractional shares to their accounts under the Plan.

c. Participants may acquire additional shares of Fulton Financial common stock by making optional cash payments.

d. Participants will receive periodic statements of all transactions for their accounts under the Plan.

Administration

3. Who administers the Plan for participants?

Fulton Financial Advisors, National Association, a wholly owned subsidiary of Fulton Financial, will administer the Plan as agent for the participants, and in such capacity will send periodic statements of account to participants and perform other administrative duties relating to the Plan. Shares purchased for a participant under the Plan will be held by Fulton Financial Advisors and registered in the name of Fulton Financial Advisors or its nominee.

Any notices, questions or other communications relating to the Plan should include the participant’s account number and should be addressed to:

Fulton Financial Advisors

Dividend Reinvestment Department

P.O. Box 3215

Lancaster, PA 17604-3215

Participants who have questions regarding the Plan may also contact Fulton Financial Advisors by telephoning 1-800-626-0255.

Participation

4. Who is eligible to participate in the Plan?

All record holders of common stock of Fulton Financial are eligible to participate in the Plan; however, Fulton Financial reserves the right to deny participation to a shareholder who resides in

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a state which requires registration, qualification or exemption of the common stock to be issued under the Plan or registration or qualification of Fulton Financial or any of its officers or employees as a broker, dealer, salesman or agent, if such registration, qualification or exemption would be unduly burdensome or expensive for Fulton Financial. Beneficial owners whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository, may not participate in the Plan, unless such shares are transferred into the name of the beneficial owner.

5. How does an eligible shareholder become a participant in the Plan?

Any eligible shareholder may join the Plan at any time by completing and signing the authorization form included with the prospectus and returning it to Fulton Financial. Additional authorization forms may be obtained at any time from Fulton Financial. An authorization form must be received at least two (2) business days before a dividend record date for dividends to begin to be reinvested upon payment of that dividend.

6. Must a shareholder authorize dividend reinvestment on a minimum number of shares?

No, there is no minimum number of shares required for participation in the Plan.

7. May a shareholder participate in the Plan with less than all of his or her shares?

Yes, a shareholder may participate in the Plan with respect to all or any portion of his or her shares. A shareholder who wishes to participate with a portion of his or her shares may elect to: (i) have the dividends reinvested on a fixed percentage of shares, (ii) have the dividends reinvested on a fixed number of shares, or (iii) have a fixed dollar amount of cash dividends reinvested.

8. May a shareholder deposit shares registered in his or her name with the Plan?

There is no requirement that participants deposit the shares registered in their names with the Plan; however, participants may deposit currently held certificates for shares of Fulton Financial common stock with Fulton Financial Advisors for safekeeping. To do so, a participant should send the stock certificates, properly endorsed on the reverse side, to Fulton Financial Advisors with a letter of instructions requesting that the shares be added to the participant’s dividend reinvestment account and the dividends thereon be reinvested in accordance with the Plan.

Optional Cash Payments

9. Who is eligible to make optional cash payments?

Only participants who have elected to have dividends reinvested under the Plan may make optional cash payments, which will be used for the purchase of additional shares of Fulton Financial common stock in accordance with the Plan.

10. What are the limits on optional cash payments?

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Participants may make optional cash payments as often as once a month. The minimum optional cash payment is $25.00 per month, and the maximum optional cash payment is $5,000.00 per month. The same amount of optional cash payments need not be made each month, and there is no obligation to make optional cash payments after a participant is enrolled in the Plan.

11. How are optional cash payments made?

Participants who wish to make an optional cash payment should forward a check or money order payable to Fulton Financial Advisors for the amount of the optional cash payment, with an authorization form when enrolling, or thereafter, with the payment form attached to each statement of account. Optional cash payments must be received by Fulton Financial Advisors at least five (5) business days before the applicable investment date to be invested for that month. No interest will be paid on optional cash payments held by Fulton Financial Advisors. Participants may request that optional cash payments be returned to them prior to investment, provided that the request is received by Fulton Financial Advisors at least five (5) business days before the next applicable investment date.

Purchases

12. How are shares of common stock acquired under the Plan?

Fulton Financial Advisors, as the Plan agent, will pool all of the reinvested dividends and optional cash payments to purchase shares of Fulton Financial common stock for the accounts of the Plan’s participants. Each participant’s account will be credited with a pro rata share (computed to four decimal places) of such purchased shares. Fulton Financial Advisors will purchase shares either directly from Fulton Financial or in the open market, or by a combination of the foregoing, at the direction of Fulton Financial. Shares purchased from Fulton Financial may be authorized but unissued shares or treasury shares.

13. When will shares of common stock be purchased under the Plan?

Purchases of shares of common stock from Fulton Financial will be made as of the investment date, which will be the dividend payment date during a month in which a dividend is paid, and in any other month will be the fifteenth day of such month. If, however, the investment date falls on a date that is not a trading day, the next trading day will be the investment date. Purchases of shares of common stock on the open market will be made as soon as reasonably possible after the applicable investment date, but not more than thirty (30) days after such date.

14. What will be the price of stock purchased under the Plan?

For shares of common stock purchased directly from Fulton Financial by Fulton Financial Advisors, the purchase price will be the fair market value of the stock as of the applicable investment date. During the time that Fulton Financial common stock is listed on the NASDAQ National Market System, the fair market value will be the average of the highest and lowest trading price for the stock on the applicable investment date. For purchases of shares of common stock on the open market, the purchase price will be the average of the prices actually paid for the shares (including brokerage commissions, if any) at the time such purchases are made.

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15. How many shares will be purchased for participants?

The number of shares that will be purchased for each participant will depend on the amount of dividends to be reinvested for the participant and the optional cash payments, if any, received from the participant.

16. Will dividends on shares in participants’ accounts be used to purchase shares?

Yes, dividends subsequently paid on shares that have been purchased under the Plan will also be used to purchase Fulton Financial common stock, thereby compounding each participant’s investment. Fractional shares held under the Plan for a participant’s account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

17. Are there any expenses to participants in connection with purchases under the Plan?

Fulton Financial will pay all costs of administration of the Plan. No brokerage fees will be charged to participants in connection with the purchase of stock from Fulton Financial, but participants will be charged the actual cost (including any brokerage commissions, if any) of all shares purchased on the open market.

Reports to Participants

18. What reports will be sent to participants in the Plan?

Each participant will receive periodic statements of account showing the amount of dividends and optional cash payments, if any, invested; the taxes withheld, if any; the net amount invested; the number of shares purchased; the price per share; and the total number of shares accumulated under the Plan. These statements are records of the participant’s transactions under the Plan and should be retained for income tax purposes. In addition, each participant will continue to receive copies of the same communications sent to all other holders of Fulton Financial common stock, including quarterly reports and annual reports to shareholders, a notice of the annual meeting and proxy statement, and Internal Revenue Service information for reporting dividend income received.

Voting Rights

19. How will a participant’s shares be voted at meetings of shareholders?

For each meeting of shareholders of Fulton Financial, each participant in the Plan will receive a proxy that will enable him or her to vote shares registered in his or her name as well as whole shares credited to his or her Plan account. The shares held by the Plan for the account of a participant who does not return a proxy will not be voted.

Federal Income Tax Information

20. What are the federal income tax consequences of participating in the Plan?

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For federal income tax purposes, a participant in the Plan will be treated as having received, on the dividend payment date, in addition to any tax withheld by Fulton Financial in connection with the dividend payment, a dividend in an amount equal to the number of shares of common stock of Fulton Financial acquired for the participant’s account with reinvested dividends, multiplied by the price per share at which such shares were acquired, as reported on the periodic statement of account delivered to each participant. The per share tax basis of shares acquired by a participant under the Plan, whether pursuant to reinvested dividends or optional cash payments, will be the price per share as reported on the periodic statement of account delivered to each participant after each applicable investment date.

The holding period for shares acquired pursuant to the Plan will begin on the day after the date the shares are acquired for a participant’s account. In the case of any participant as to whom federal income tax withholding on dividends is required, and in the case of a foreign participant whose taxable income under the Plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant’s account, either upon the participant’s withdrawal of those shares from the Plan or upon termination of participation in the Plan. A participant who sells or exchanges shares previously received from the Plan, or who directs Fulton Financial Advisors to sell his or her Plan shares, may, however, recognize gain or loss. A participant will recognize gain or loss upon the receipt of a cash payment for a fractional share credited to the participant’s account upon termination of participation in the Plan. The amount of gain or loss in either case will be the difference between the amount the participant receives for the shares or fractional share and the participant’s tax basis in such shares or fractional share.

The foregoing summary is based upon an interpretation of current federal income tax law; however, participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the Plan, and any subsequent disposal of shares acquired pursuant to the Plan.

Withdrawal of Shares from Plan Accounts

21. How may a participant withdraw shares purchased under the Plan?

A participant may withdraw all or a portion of the whole shares of common stock credited to his or her account by notifying Fulton Financial Advisors in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn will be registered in the name of the participant and issued to the participant. Certificates for fractional shares will not be issued under any circumstances. Any notice of withdrawal received less than five (5) business days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant’s account.

Dividends on shares withdrawn from a participant’s account will continue to be reinvested unless the participant otherwise notifies Fulton Financial Advisors in writing. A participant who

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withdraws all of the whole and fractional shares from his or her account will be deemed to have terminated participation in the Plan.

22. May a participant elect to have the withdrawn shares sold?

A participant who withdraws shares from his or her account and receives certificates for such shares may sell the shares on the open market through a broker chosen by the participant.

In the alternative, a participant may request Fulton Financial Advisors to sell the shares being withdrawn from his or her account under the Plan. Participants should specify in their notice of withdrawal the number of shares to be sold. Fulton Financial Advisors will execute a sale order in the open market for such shares within fifteen (15) days of receipt of the notice, and will deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, applicable withholding taxes and transfer taxes incurred in connection with the sale. Fulton Financial Advisors has the right to charge a service fee, which is currently set at $35.00 plus $0.10 per share, for selling shares on behalf of a participant. The service fee will also be deducted from the sale proceeds payable to the participant. A request for shares to be sold must be signed by all persons in whose name the account appears, with signatures guaranteed.

Termination of Participation

23. How does a participant terminate participation in the Plan?

A participant may terminate his or her participation in the Plan at any time by sending written notice to Fulton Financial Advisors. When a participant terminates his or her participation in the Plan, Fulton Financial Advisors will deliver to the participant certificates for whole shares credited to the participant’s account under the Plan, a check representing any uninvested dividends and optional cash payments, and a check in lieu of the issuance of a fractional share, based on the then current market price for Fulton Financial common stock.

24. May a participant request shares to be sold?

Yes, a participant who is terminating participation in the Plan may request in writing that Fulton Financial Advisors sell all of the shares in his or her account, both whole and fractional. Such a request must be signed by each person in whose name the Plan account appears, with signatures guaranteed. If such a sale is requested, Fulton Financial Advisors will execute a sale order through a broker within fifteen (15) days after receiving the request. Fulton Financial Advisors will forward to the participant a check for the proceeds of the sale, less any brokerage commissions, applicable withholding taxes and transfer taxes incurred. Fulton Financial Advisors has the right to charge a service fee for selling shares on behalf of a participant. The service fee currently charged by Fulton Financial Advisors for selling shares on behalf of a participant is $35.00 plus $0.10 per share, which will also be deducted from the sale proceeds payable to the participant.

Certificates for Shares

25. Will certificates automatically be issued for shares purchased under the Plan?

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No, certificates for shares purchased for a participant’s account under the Plan will not automatically be issued. However, a certificate will be issued if a participant withdraws shares from his or her account under the Plan or terminates his or her participation in the Plan, unless the participant requests such shares to be sold on his or her behalf by Fulton Financial Advisors.

26. In whose name will shares be registered when certificates are issued to participants?

Certificates will be issued in the name or names that appear on the participant’s account under the Plan. If a participant requests a certificate to be registered in a name other than that shown on the account, the request must be signed by all persons in whose names the account appears.

Other Information

27. May a participant pledge shares held under the Plan or transfer rights under the Plan?

No, shares credited to a participant’s account under the Plan may not be pledged or assigned, nor may any rights under the Plan be transferred, pledged or assigned, and any such purported pledge, assignment or transfer shall be void. A participant who wishes to pledge or assign his or her shares must withdraw such shares from the Plan.

28. What happens if a participant sells or transfers shares of common stock registered in his or her name?

As long as Fulton Financial Advisors holds shares for the participant’s account under the Plan, a participant who no longer has shares of Fulton Financial common stock registered in his or her name may continue to participate in the Plan.

29. What happens if Fulton Financial declares a stock dividend or a stock split?

If Fulton Financial declares a stock dividend or effects a stock split, any shares resulting from such stock dividend or stock split with respect to common stock in a participant’s account will be credited to such account. In the event of any change in the common stock of Fulton Financial subject to the Plan as a result of a stock split, reverse stock split, stock dividend or other similar transaction, the number of shares subject to the Plan shall be appropriately adjusted.

30. May the Plan be modified or terminated?

Fulton Financial reserves the right to suspend or terminate the Plan at any time, or to make modifications to the Plan. Participants will receive prior notice of any suspension, termination or material modification of the Plan. Fulton Financial also reserves the right to terminate any shareholder’s participation in the Plan at any time. Fulton Financial may adopt rules and regulations at any time to facilitate the administration of the Plan.

31. What are the responsibilities of Fulton Financial and Fulton Financial Advisors under the Plan?

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Fulton Financial and Fulton Financial Advisors, in administering the Plan, shall not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate a participant’s account upon such participant’s death, and (ii) with respect to the prices at which shares are purchased or sold, the times when purchases or sales are made, the manner in which purchases or sales are made, the decision whether to purchase shares on the open market or from Fulton Financial, and fluctuations in the fair market value of the common stock.

USE OF PROCEEDS

Fulton Financial is unable to predict the number of shares of common stock that will be purchased from it under the Plan or the prices at which such shares will be purchased. The net proceeds to Fulton Financial from the sale of stock offered hereby will provide additional equity capital to Fulton Financial to support its growth and the growth of its subsidiaries.

EXPERTS

The consolidated financial statements of Fulton Financial Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINIONS

Barley Snyder LLC, 126 East King Street, Lancaster, Pennsylvania 17602, legal counsel to Fulton Financial, will pass upon the validity of the common stock offered pursuant to the Plan, certain tax matters in connection with the Plan, and certain other legal matters.

WHERE TO FIND MORE INFORMATION

Fulton Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Reports, proxy and information statements and other information filed by Fulton Financial can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Fulton Financial’s common stock is listed for trading on the NASDAQ National Market. Reports, proxy and information statements, and other information concerning Fulton Financial may also be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like Fulton Financial, that file electronically with the SEC. The address of the SEC Web site is http.//www.sec.gov.

Fulton Financial has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby. This

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document does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to Fulton Financial and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC at the addresses set forth above or through the SEC Web site. Statements made in this document concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Some of the information that you may want to consider in deciding whether to purchase shares of common stock is not physically included in this document, but rather is “incorporated by reference” to documents that have been filed by Fulton Financial with the SEC. As permitted by the SEC, the following documents are incorporated by reference in this document:

1. Fulton Financial’s Annual Report on Form 10-K for the year ended December 31, 2007, filed February 29, 2008;

2. Fulton Financial’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 11, 2008;

3. Fulton Financial’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed May 12, 2008;

4. Fulton Financial’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed November 10, 2008, as amended November 19, 2008;

5. Fulton Financial’s Current Reports on Form 8-K, filed January 18, 22 and 30, 2008, February 8, 2008, March 18 and 20, 2008, April 21, 22, 25 and 28, 2008, May 29, 2008, June 20, 2008, July 22, 2008, August 15, 2008, September 16 and 18, 2008, October 21, 2008, November 6, 14 and 17, and December 10, 15 and 16, 2008.

6. The description of Fulton Financial common stock contained in Fulton Financial’s registration statement on Form 8-A, dated July 3, 1989, and any amendment or reports filed for purposes of updating such description.

All documents filed by Fulton Financial pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this document and prior to the termination of the offering of the securities made by this document shall be deemed to be incorporated by reference in this document and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

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Fulton Financial hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this document has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above that have been incorporated by reference in this reference to such documents. Written or telephone requests for such copies should be directed to the Corporate Secretary, One Penn Square, Lancaster, Pennsylvania 17602, telephone number (717) 291-2411.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of Fulton, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred by Fulton Financial Corporation in connection with the issuance and distribution of the shares being registered:

Registration Fee	$ 4,028
Printing Expenses
Accounting Expenses	3,750
Legal Expenses	2,500
Miscellaneous
TOTAL	$10,278

Item 15. Indemnification of Directors and Officers.

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of Fulton Financial provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policies obtained by Fulton Financial.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant) is asserted be such directors, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

________	___________

4(i)	Second Amended and Restated Rights Agreement dated December 20, 2005*
5	Opinion of Barley Snyder, LLC re: legality
8	Opinion re: tax matters
23(i)	Consent of Independent Registered Public Accounting Firm
23(ii)	Consent of Barley Snyder LLC (contained in Exhibit 5)

________

* Incorporated by reference to Fulton Financial Corporation’s Form 8-K, Exhibit 4.1, filed December 27, 2005.

Item 17. Undertakings.

1. The undersigned registrant hereby undertakes as follows:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(B) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities

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Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(C) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(D) Provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 (§239.11 of this chapter) or Form S–3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement

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or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on December 19, 2008.

FULTON FINANCIAL CORPORATION
By: /s/ R. Scott Smith, Jr.
R. Scott Smith, Jr., Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George R. Barr, Jr. and Charles J. Nugent, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates listed.

Name	Title	Date
/s/ R. Scott Smith, Jr. R. Scott Smith, Jr.	Chairman of the Board, President and Chief Executive Officer	December 19, 2008

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/s/ Charles J. Nugent Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2008

/s/ Beth Ann L. Chivinski Beth Ann L. Chivinski	Executive Vice President, Controller and Chief Accounting Officer	December 19, 2008

/s/ Jeffrey G. Albertson Jeffrey G. Albertson	Director	December 19, 2008

/s/ John M. Bond, Jr. John M. Bond, Jr.	Director	December 19, 2008

/s/ Donald M. Bowman, Jr. Donald M. Bowman, Jr.	Director	December 19, 2008

/s/ Dana A. Chryst Dana A. Chryst	Director	December 19, 2008

/s/ Craig A. Dally Craig A. Dally	Director	December 19, 2008

/s/ Patrick J. Freer Patrick J. Freer	Director	December 19, 2008

/s/ Rufus A. Fulton, Jr. Rufus A. Fulton, Jr.	Director	December 19, 2008

/s/ George W. Hodges George W. Hodges	Director	December 19, 2008

/s/ Carolyn R. Holleran Carolyn R. Holleran	Director	December 19, 2008

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/s/ Willem Kooyker Willem Kooyker	Director	December 19, 2008

/s/ Donald W. Lesher, Jr. Donald W. Lesher, Jr.	Director	December 19, 2008

/s/ Abraham S. Opatut Abraham S. Opatut	Director	December 19, 2008

/s/ John O. Shirk John O. Shirk	Director	December 19, 2008

/s/ Gary A. Stewart Gary A. Stewart	Director	December 19, 2008

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EXHIBIT INDEX

Required Exhibits

Number	Title

________	___________

4(i)	Second Amended and Restated Rights Agreement dated December 20, 2005*
5	Opinion of Barley Snyder, LLC re: legality
8	Opinion re: tax matters
23(i)	Consent of Independent Registered Public Accounting Firm
23(ii)	Consent of Barley Snyder LLC (contained in Exhibit 5)

________

* Incorporated by reference to Fulton Financial Corporation’s Form 8-K, Exhibit 4.1, filed December 27, 2005.

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